Exhibit 8.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 650.493.6811

February 9, 2021

fuboTV Inc.

1330 Avenue of the Americas

New York, NY 10019

Re:	United States Federal Income Tax Consequences

Ladies and Gentlemen:

We have acted as counsel to fuboTV Inc., a Florida corporation (the “Company”), in connection with that Offer to Exchange Shares of Common Stock for any and all Issued and Outstanding Shares of Series AA Preferred Stock (“Exchange Offer”) as further described in the Registration Statement of the Company on Form S-4 filed on January 26, 2021, as amended on February 9, 2021 with the Securities and Exchange Commission, (the “Registration Statement”). This opinion is being delivered in connection with the Registration Statement and is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended.

In preparing the opinion set forth below, we have examined and reviewed originals or copies of, certified or otherwise identified to our satisfaction, the Registration Statement, the representation letter of officers of the Company to be delivered to us for purposes of this opinion (the “Representation Letter”) and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have relied upon statements, representations, warranties and covenants of officers and other representatives of the Company, and we have assumed that such statements, representations, warranties and covenants, including those set forth in the Representation Letter, are and will continue to be true, correct and complete (and, to the extent relevant, complied with) through the effective time of the Exchange Offer without regard to any qualification as to knowledge, belief, intent, or otherwise.

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Exchange Offer will be consummated in the manner described in the Registration Statement, will be effective under applicable state law, and that none of the terms or conditions contained therein will be waived or modified and (ii) the Registration Statement and the Representation Letter accurately and completely reflect the facts relating to the Exchange Offer. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above, including those set forth in the Representation Letter.

AUSTIN    BEIJING    BOSTON    BRUSSELS    HONG KONG    LONDON    LOS ANGELES    NEW YORK    PALO ALTO
SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

fuboTV Inc.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon the foregoing we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and therein, the disclosure contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations,” constitutes our opinion as to the material U.S. federal income tax consequences of the Exchange Offer to holders of Series AA Preferred Stock who exchange Series AA Preferred Stock for common stock pursuant to the Exchange Offer.

Except as expressly set forth above, we express no other opinion. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

AUSTIN    BEIJING    BOSTON    BRUSSELS    HONG KONG    LONDON    LOS ANGELES    NEW YORK    PALO ALTO
SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE